AMENDMENT TO EMPLOYMENT AGREEMENT
BY AND BETWEEN
TELECOMMUNICATION SYSTEMS, INC. AND EMPLOYEE

WHEREAS, TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (the “Company”) and [NAME] (“Employee” or “Executive” under the Employment Agreement, hereinafter, “Employee”) have entered into an employment agreement, effective as of [EFFECTIVE DATE], as amended (the “Employment Agreement”);

WHEREAS, the Company and Employee now desire to further amend the Employment Agreement to change the severance pay upon dismissal without Good Cause or resignation for Good Reason, as defined therein; and

WHEREAS, Section 12 of the Employment Agreement provides that all amendments must be in writing signed by both parties.

NOW, THEREFORE, the Company and the Employee, for good and valuable consideration received and intending to be legally bound, agree that the Employment Agreement is hereby amended effective as of December 22, 2015, as follows:

1. Section 5.1.3(A) is amended by deleting the entire paragraph and replacing it with the following paragraph:

(A) Base Salary, at the rate in effect immediately before the date of termination, for six months; and

2. In all other respects, the Employment Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Company and Employee have duly executed this Amendment to Employment Agreement, which document may be executed in two or more counterparts, each being an original and all of which, when taken together, shall be deemed one instrument.

WITNESS/ATTEST	TELECOMMUNICATION SYSTEMS, INC. By:

Title:

Date: December , 2015

EMPLOYEE

Date: December , 2015